PRICING SUPPLEMENT NO. 41                                       Rule 424(b)(3)
DATED: March 17, 1998                                        File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:      Floating Rate Notes          Book Entry Notes
$12,500,000            [x]                          [x]

Original Issue Date:   Fixed Rate Notes             Certificated Notes
March 20, 1998         [_]                          [_]

Maturity Date:
March 20, 2003

Option to Extend Maturity:           No  [x]

                                     Yes [_]   Final Maturity Date:


                                             Optional           Optional
                          Redemption         Repayment          Repayment
Redeemable On             Price(s)           Date(s)            Price(s)
-------------             -----------        ---------          ----------

N/A                       N/A                N/A                N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                           Maximum Interest Rate: N/A

[_]         Commercial Paper Rate              Minimum Interest Rate: N/A

[_]         Federal Funds Rate                 Interest Reset Date(s): *

[_]         Treasury Rate                      Interest Reset Period: Monthly

[_]         LIBOR Reuters                      Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                         Interest Payment Period: Monthly

[_]         CMT Rate

Initial Interest Rate: ***

Index Maturity:  One Month

Spread (plus or minus): +0.30%

*        The 20th of each month.

**       The 20th of each month.

*** The one-month LIBOR rate on March 18, 1998 plus 30 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


                                        2

NYFS04...:\25\22625\0122\2041\SUP3188M.350